SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):

                                  May 29, 1997




             Rainbow Medical, Inc. (formerly Andover Equities Corp.)
             -------------------------------------------------------
              (Exact name of registrant as specified in its Charter



          Florida                  33-25646                59-2720407
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(State of other jurisdiction      Commission            (I.R.S. Employer
     of incorporation)            File Number           Identification No.)



                   631 N.W. 183rd Street, Miami, Florida 33169
                    (Address of principal executive offices)

     Registration's telephone number, including area code: (305) 651-2335




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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT:

            (a)         On  May  29, 1997,  the registrant  took the final steps
                  necessary to effectuate the Board's resolution, dated April 30, 1997, providing for a 91.25 to 1 reverse stock split with respect to its then outstanding shares. Immediately subsequent thereto, the registrant's issuance of an aggregate of
                  3,018,571 post-split shares was deemed effective, thereby resulting in a change of control of the registrant. Of such 3,018,571 shares, 1,135,312 were issued directly to Dr. Hugo Goldstraj and Marcela Goldstraj, his wife ("Dr. & Mrs. Goldstraj") and 1,135,312 of such shares were issued directly to Dr. Roberto Novo ("Dr. Novo"). By virtue of the issuance of the foregoing shares, the relationship of Dr. Goldstraj and Dr. Novo as well as a consequence of the granting to Dr. Novo and Dr. Goldstraj of voting power with respect to 436,075 shares of the registrant's common stock, Dr. Goldstraj and Dr. Novo obtained control of the registrant.

                        The  reverse  stock  split  and  issuance  of  3,018,571
                  post-split shares were effectuated pursuant to the terms of an Agreement of Merger by and among the registrant, a newly-formed Florida subsidiary, Merger Subsidiary, Inc. ("Merger Subsidiary"), and Rainbow Pediatrics, Inc. ("Rainbow Pediatrics"). Pursuant to the terms of the Agreement of Merger, Merger Subsidiary merged with and into Rainbow Pediatrics, with Rainbow Pediatrics surviving the merger, and the shares of common stock of Merger Subsidiary became shares of common stock of Rainbow Pediatrics, and the Rainbow Pediatrics common shares outstanding prior to the merger became shares of the registrant's common stock. As a result thereof, Rainbow Pediatrics became a wholly-owned subsidiary of the registrant.

                        The shares of common  stock owned of record  directly by
                  Dr. & Mrs. Goldstraj (1,135,312 shares) and Dr. Novo (1,135,312 shares), when aggregated with the 436,875 shares over which Dr. Goldstraj and Dr. Novo have voting power, may be deemed to be beneficially owned by each of such individuals. After giving effect to the issuance of 1,300,000 shares of the registrant's common stock to certain investors in a private placement, Dr. & Mrs. Goldstraj and Dr. Novo may each be deemed to beneficially own an aggregate of 2,707,499 shares of the registrant's common stock, constituting 62.69% of the 4,318,572 outstanding shares of common stock of the registrant.

                        Pursuant to the terms of the  Agreement  of Merger,  the
                  former and new control groups agreed that the former directors would, in a stepped transaction, resign and elect Dr. Hugo Goldstraj, Marcela Goldstraj, Dr. Roberto Novo and Sandra Giblin to serve as the new directors of the registrant, until such time as their successors are elected by the registrant's shareholders.


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ITEM 2:     ACQUISITION OR DISPOSITION OF ASSETS:

                  Reference is made to the acquisition of Rainbow Pediatrics, Inc., described in Item 1, above.

ITEM 3:     BANKRUPTCY OR RECEIVERSHIP:

                  Not Applicable.

ITEM 4:     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT:

                  Not Applicable.

ITEM 5:     OTHER EVENTS:

                  Not Applicable.

ITEM 6:     RESIGNATION OF REGISTRANT'S DIRECTORS:

                  Not Applicable.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements of Rainbow Pediatrics, Inc. And pro forma financial information are not included in this report. Such financial statements and pro forma financial information will be filed by amendment not later than 60 days afer the date that this Form 8-K is required to be filed.

            (b) Exhibits: Attached hereto as an exhibit to this Form 8-K is an Agreement of Merger by and among Andover Equities Corp., Merger Subsidiary, Inc. and Rainbow Pediatrics, Inc.


                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Rainbow Medical, Inc.
                                          (Registrant)

                                          By: /sgd/ Roberto Novo
Date:   June 4, 1997.                        -----------------------------------
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